Exhibit 99.1

                   Olympic Steel Reports 2007 Second
                  Quarter Sales and Earnings Results


    CLEVELAND--(BUSINESS WIRE)--Aug. 3, 2007--Olympic Steel, Inc., (Nasdaq:ZEUS), a national steel service center, today announced its financial results for the second quarter of 2007.

    Net sales for the second quarter of 2007 totaled $277.4 million, an 8.3% increase from the $256.2 million for the second quarter a year ago. Second quarter 2007 net income totaled $9.4 million, or $0.88 per diluted share, compared to net income of $8.4 million, or $0.79 per diluted share for last year's second quarter. Tons sold decreased 1.9% to 336 thousand from 343 thousand in the second quarter of 2006.

    Net sales for the first half of 2007 increased 8.4% to $536.8 million, compared to last year's first half net sales of $495.0 million. Net income for the first half of 2007 totaled $14.7 million or $1.37 per diluted share, compared to $16.4 million, or $1.54 per diluted share for last year's first half. Tons sold in the first half decreased 4.9% to 648 thousand from 681 thousand in the first half of 2006, better than the Metals Service Center Institute statistics of a 8.7% decline in year-over-year flat rolled shipments for the first half of 2007.

    Olympic Steel's Board of Directors approved a regular quarterly cash dividend of $.04 per share to be paid to shareholders of record as of September 3, 2007, and distributed on September 17, 2007. This represents an increase of $.01 per share from the previous regular quarterly dividends paid by the Company.

    Commenting on the results, Chairman and Chief Executive Officer Michael D. Siegal, stated, "We are pleased to report improved sales and earnings performance over both the first quarter of 2007 and the second quarter of 2006. Aside from the slowness in domestic automotive steel consumption and in sales to other service centers, where we experienced our entire decline in 2007 volume, we remain optimistic about the steel industry and the opportunities for Olympic Steel to create additional value for our shareholders during the remainder of the year. Carbon imports remain low, and service center inventories were reduced for the eighth consecutive month in June 2007, leading to a potentially improving sales and earnings environment when demand is restored from the current seasonal summer slowdown. With the strength of our balance sheet and our 0.25 to 1 debt-to-equity ratio, we are increasing investments in new equipment, facilities and information technology. In the first half of 2007, we have spent $5.5 million on capital projects in process, including a new stretcher leveler for our Minneapolis Coil facility, an expansion to our Iowa facility, the implementation of a new information system, and the purchase of several new laser, plasma and machining centers to support our growth in value-add processing and gross margin expansion," concluded Mr. Siegal.

    A simulcast of Olympic Steel's 2007 second quarter earnings conference call may be accessed via the Investor Relations section of the Company's website at www.olysteel.com. The simulcast will begin at 10:00 a.m. Eastern Time today and a replay of the call will be available for 14 days thereafter.

    Founded in 1954, Olympic Steel is a leading U.S. steel service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel products. Headquartered in Cleveland, Ohio, the Company operates 16 facilities. For further information, visit the Company's web site at http://www.olysteel.com.

    It is the Company's policy not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "may," "will," "should," "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential," or "continue," as well as the negative of these terms or other similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements.

    Such risks and uncertainties include, but are not limited to: general and global business, economic and political conditions; competitive factors such as the availability and pricing of steel, industry inventory levels, and rapid fluctuations in customer demand and pricing; the cyclicality and volatility within the steel industry; the ability of customers (especially in the automotive industry) to maintain their credit availability; layoffs or work stoppages by the Company's, suppliers' or customers' personnel; the availability and cost of transportation and logistical services; equipment installation delays or malfunctions; the successes of the Company's capital investments, efforts and initiatives to increase sales volumes, improve cash flows and reduce debt, maintain or improve inventory turnover, and reduce costs; the timing and outcome of efforts and ability to liquidate OLP's remaining assets; the adequacy of our existing information technology and business system software and the success of implementing our new information system; customer, supplier, and competitor consolidation or insolvency; the post-acquisition integration of PS&W and the Company's ability to pay regular quarterly cash dividends. Further information on these and other risks and uncertainties is provided under Item 1A "Risk Factors" of the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which disclosure is incorporated herein by reference, and elsewhere in reports that the Company files or furnishes with the SEC. This release speaks only as of its date and the Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports filed with or furnished to the SEC.

-0-

                            OLYMPIC STEEL
                    SELECTED FINANCIAL INFORMATION

           (in thousands, except per share data and ratios)

                            Three Months Ended     Six Months Ended
                                 June 30,              June 30,
                            ------------------- ----------------------
                              2007      2006        2007       2006
                            --------- --------- ------------ ---------
SUMMARY RESULTS OF              (unaudited)          (unaudited)
 OPERATIONS:
---------------------------

Net sales                   $ 277,413 $ 256,155  $   536,818 $ 495,026

Operating income               15,871    16,042       25,281    28,876

Income before income taxes     15,018    13,667       23,401    26,240
                            --------- --------- ------------ ---------

Net income                  $   9,446 $   8,371  $    14,698 $  16,352
                            ========= ========= ============ =========

Earnings per share:

   Net income per share -
    basic                   $    0.89 $    0.80  $      1.40 $    1.58

   Net income per share -
    diluted                 $    0.88 $    0.79  $      1.37 $    1.54

                                 June 30,
                            -------------------
                                                December 31,
                              2007      2006        2006
                            --------- --------- ------------
SUMMARY BALANCE SHEET DATA:     (unaudited)
---------------------------

Accounts receivable, net    $ 120,600 $ 108,196  $    85,883

Inventories                   197,021   172,379      210,738

Net property and equipment     88,516    87,552       87,359

Total assets                  437,416   386,641      405,320

Current liabilities           108,438   112,926       92,340

Total debt                     64,296    44,479       68,328

Shareholders' equity          253,118   220,119      234,237

Shareholders' equity per
 share                          23.65     21.11        22.46

Debt-to-equity ratio         .25 to 1  .20 to 1     .29 to 1

                             Six Months Ended
                                 June 30,
                            -------------------
                              2007      2006
                            --------- ---------
OTHER DATA:                     (unaudited)
---------------------------

Capital expenditures            5,509     8,127

Cash dividends per share    $    0.06 $    0.06

 It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.


-0-

                            OLYMPIC STEEL
                        RESULTS OF OPERATIONS

          (in thousands, except per share and tonnage data)

                                        Three Months Ended June 30,
                                       -----------------------------
                                            2007           2006
                                       -------------- --------------
                                                (unaudited)

Tons sold
   Direct                               296,849        287,810
   Toll                                  39,276         54,775
                                       --------       --------

                                        336,125        342,585
% change                                 (1.9%)           7.5%

Net sales                              $277,413       $256,155
% change                                   8.3%           6.1%



Costs and expenses

   Cost of materials sold (exclusive of
    depreciation shown below)           221,729 79.9%  202,795 79.2%
   Warehouse and processing              14,272  5.1%   13,657  5.3%
   Administrative and general            11,271  4.1%    9,743  3.8%
   Distribution                           6,464  2.3%    6,953  2.7%
   Selling                                4,185  1.5%    3,597  1.4%
   Occupancy                              1,451  0.5%    1,272  0.5%
   Depreciation                           2,170  0.8%    2,096  0.8%
                                       --------       --------

      Total costs and expenses          261,542 94.3%  240,113 93.7%
                                       --------       --------

   Operating income                      15,871  5.7%   16,042  6.3%

Loss from joint ventures                      -           (30)
Loss from disposition of joint venture        -        (2,000)
                                       --------       --------

   Income before financing costs and
    income taxes                         15,871         14,012

Interest and other expense on debt          853  0.3%      345  0.1%
                                       --------       --------

   Income before income taxes            15,018  5.4%   13,667  5.3%

Income tax provision                      5,572 37.1%    5,296 38.8%
                                       --------       --------

Net income                             $  9,446       $  8,371
                                       ========       ========

Earnings per share:

   Net income per share - basic        $   0.89       $   0.80
                                       ========       ========

   Weighted average shares outstanding
    - basic                              10,603         10,416
                                       ========       ========

   Net income per share - diluted      $   0.88       $   0.79
                                       ========       ========

   Weighted average shares outstanding
    - diluted                            10,753         10,661
                                       ========       ========

   It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.

                            OLYMPIC STEEL
                        RESULTS OF OPERATIONS

          (in thousands, except per share and tonnage data)

                                           Six Months Ended June 30,
                                        ------------------------------
                                              2007           2006
                                        --------------- --------------
                                                  (unaudited)

Tons sold
   Direct                                 570,175        569,615
   Toll                                    77,539        111,139
                                        ---------       --------

                                          647,714        680,754
% change                                   (4.9%)           0.3%

Net sales                                $536,818       $495,026
% change                                     8.4%         (5.9%)



Costs and expenses

   Cost of materials sold (exclusive of
    depreciation shown below)             433,760 80.8%  394,508 79.7%
   Warehouse and processing                27,947  5.2%   25,294  5.1%
   Administrative and general              21,535  4.0%   19,047  3.8%
   Distribution                            12,773  2.4%   13,201  2.7%
   Selling                                  7,966  1.5%    7,033  1.4%
   Occupancy                                3,204  0.6%    2,963  0.6%
   Depreciation                             4,352  0.8%    4,104  0.8%
                                        ---------       --------

      Total costs and expenses            511,537 95.3%  466,150 94.2%
                                        ---------       --------

   Operating income                        25,281  4.7%   28,876  5.8%

Loss from joint ventures                        -          (137)
Loss from disposition of joint venture          -        (2,000)
                                        ---------       --------

   Income before financing costs and
    income taxes                           25,281         26,739

Interest and other expense on debt          1,880  0.4%      499  0.1%
                                        ---------       --------

   Income before income taxes              23,401  4.4%   26,240  5.3%

Income tax provision                        8,703 37.2%    9,888 37.7%
                                        ---------       --------

Net income                               $ 14,698       $ 16,352
                                        =========       ========

Earnings per share:

   Net income per share - basic          $   1.40       $   1.58
                                        =========       ========

   Weighted average shares outstanding -
    basic                                  10,527         10,338
                                        =========       ========

   Net income per share - diluted        $   1.37       $   1.54
                                        =========       ========

   Weighted average shares outstanding -
    diluted                                10,716         10,615
                                        =========       ========

   It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.



    CONTACT: Olympic Steel, Inc.
             Richard T. Marabito, Chief Financial Officer,
             216-292-3800
             Fax: 216-292-3974